Exhibit 23
                                                       ----------

            Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in the United Air Lines, Inc. Form 10-K for the year ended December 31, 1999, into the Company's previously filed Form S-3 Registration Statement (File No. 33-46033), as amended, and the Form S-3 Registration Statement (File No. 333-90657).


                                   /s/ Arthur Andersen LLP

                                   Arthur Andersen LLP


Chicago, Illinois
March 13, 2000